EXHIBIT 19
                                                                  Page 1 of 3
                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: December 1995
Distribution Date: January 15, 1995
                                                                       Number of
                                                         Dollar Amount Contracts
                                                       ------------- ---------

Principal Deposits in Collection Account
----------------------------------------
  Scheduled Principal Payments                  $      23,262,899.84
  Prepayments in Full                                  12,196,473.82
  Warranty and Administrative Repurchases                       0.00
  Liquid. Proceeds, Recov. & Released Payaheads           735,840.64
                                                  ------------------
    Available Principal Amount                  $      36,195,214.30
  Realized Losses                                         621,677.76
                                                  ------------------
  Monthly Principal Distributable Amount        $      36,816,892.06


Interest Deposits in Collection Account
---------------------------------------
  Available Interest Amount                     $       8,190,705.00


Servicing Fee
-------------
  Class A Servicing Fee                         $         764,567.17
  Class B Servicing Fee                                    53,151.73
  Servicing Fee Carryforward Amount                             0.00
                                                  ------------------
    Total Servicing Fee                         $         817,718.90
  Available Subordination Amount                       11,202,762.93
  Servicing Fee Shortfall Amount                                0.00
  Reimbursable Advances                                   125,272.83
  Available Int. Amount for Certificateholders          7,247,713.27


Schedule of Distributions to Certificateholders
-----------------------------------------------
Class A
-------
  Class A Interest Distributable Amount         $       4,510,946.34
    Plus: Class A Int. Carryover Shortfall                      0.00
    Less: Class A Available Interest Amount             6,776,611.91
                                                  ------------------
  Class A Interest Draw Amount                  $               0.00
    Less: Available Subordination Amount               13,939,529.86
                                                  ------------------
  Class A Interest Shortfall Amount             $               0.00
  Remaining Class A Available Interest Amount           2,265,665.57


  Interest Distribution to Class A              $       4,510,946.34


  Class A Principal Distributable Amount        $      34,423,794.08
    Plus: Class A Prin. Carryover Shortfall                     0.00
    Less: Class A Available Principal Amount    $      33,842,525.37
                                                  ------------------
  Class A Principal Draw Amount                 $         581,268.71
    Less: Available Subordination Amount               13,939,529.86
                                                  ------------------
  Class A Principal Shortfall Amount            $               0.00


  Principal Distribution to Class A             $      34,423,794.08

                                                                  Page 2 of 3
                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: December 1995
Distribution Date: January 15, 1995
                                                                       Number of
                                                         Dollar Amount Contracts
                                                       ------------- ---------

Class B
-------
  Class B Interest Distributable Amount         $       2,736,766.93
    Plus: Class B Int. Carryover Shortfall                      0.00
    Less: Class B Available Interest Amount             2,736,766.93
    Plus: Class B Interest Draws                                0.00
                                                  ------------------
  Class B Interest Shortfall Amount             $               0.00


  Interest Distributions to Class B             $       2,736,766.93


  Class B Principal Distributable Amount        $       2,393,097.98
    Plus: Class B Prin. Carryover Shortfall               780,884.55
    Less: Class B Available Principal Amount            2,352,688.93
    Plus: Class B Principal Draws                         581,268.71
                                                  ------------------
  Class B Principal Shortfall Amount            $       1,402,562.31


  Principal Distributions to Class B            $       1,771,420.22

Principal Balances
------------------
  Class A Beginning Principal Balance           $     917,480,611.22
  Less: Reductions to Class A Prin. Balance            34,423,794.08
                                                  ------------------
  Class A Ending Principal Balance              $     883,056,817.14


  Class B Beginning Principal Balance           $      63,782,074.57
  Less: Reductions to Class B Prin. Balance             2,393,097.98
                                                  ------------------
  Class B Ending Principal Balance              $      61,388,976.59


  Beginning Pool Principal Balance              $     981,262,685.79    93,787
  Less: Reductions in Pool Prin. Balance               36,816,892.06
                                                  ------------------
  Ending Pool Principal Balance                 $     944,445,793.73    92,372

Calculation of Pool Factor
--------------------------
  Class A Pool Factor (End Class A Prin.                   0.8003712
  Bal. divided by Init. Class A Prin. Balance to 7 decimal places)

Calculation of Subordinated Spread Account
------------------------------------------
  Lesser of:
   A. Specified Subord. Spread Acct. Balance    $       8,850,074.00
      and
   B. Balance on Previous Payment Date          $       8,850,074.00
      Plus: Interest Distrib. to Class B                2,736,766.93
      Plus: Principal Distrib. to Class B               1,771,420.22
      Less: Withdrawals from Sub. Spread Account                0.00
                                                  ------------------
      Adjusted Subordinated Spread Account      $      13,358,261.16

  Remaining Subordinated Spread Account         $       8,850,074.00
  (lesser of A or B)

                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: December 1995
Distribution Date: January 15, 1995
                                                                       Number of
                                                         Dollar Amount Contracts
                                                       ------------- ---------



Calc. of Specified Subord. Spread Acct. Ratios
----------------------------------------------
  Annualized Average Losses/Pool Balance                      0.606%
  Average Delinquent & Repo Inventory Contracts/              0.274%
  Outstanding Contracts


Advances
--------
  Advances at Beginning of the Month            $       7,784,956.46
  Plus: Net Change in Advances                          1,981,902.65
                                                  ------------------
  Advances at End of the Month                  $       9,766,859.11


Payaheads
---------
  Payaheads at Beginning of the Month           $       7,870,867.50
  Plus: Net Change in Payaheads                          -383,912.78
                                                  ------------------
  Payaheads at End of the Month                 $       7,486,954.72


Delinquency Amounts Excluding Repo Inventory
--------------------------------------------
  31 - 60 Days                                  $      14,289,732.62     1,414
  61 - 90 Days                                          1,192,162.45       106
  91 - 120 Days                                           125,529.57        11
  Over 120 Days                                            29,611.83         4
                                                  ------------------  --------
                                                $      15,637,036.47     1,535

Repo Inventory                                                             151